UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 27, 2002

WISEDRIVER.COM, INC.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of
incorporation or organization)

333-63460	65-0908171
(Commission File Number)	(I.R.S. Employer Identification No.)

405 LIEXINGTON AVENUE, 47TH FLOOR
NEW YORK, NY   10174
(Address of principal executive offices)      (Zip Code)

(212) 716-1500
Registrant's telephone number, including area code

(Former name or former address, if changes since last report)

Item 4. Changes in Registrant's Certifying Accountant.

(a )     Previous Independent Auditors:

(i)      On September 27, 2002, Salibello & Broder LLP informed the Company that they decline to stand for re-election as independent auditors and effective September 30, 2002 resigned as our independent auditors. The Board of Directors of WiseDriver.com, Inc. engaged Dominick Davi, CPA as the new independent auditor for the Company for year the year ending 2002.

(ii)      During the two most recent fiscal years and interim period subsequent to December 31, 2001, there have been no disagreements with Salibello & Broder LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii)      Salibello & Broder LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

(iv)      The Company has requested that Salibello & Broder LLP furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC, dated November 7, 2002, is filed as an Exhibit (c) to the Form 8-K.

(b)     New Independent Accountants:

(i)      The Company engaged, Dominick Davi, 22 West 83rd Street Suite A, New York, NY 10024 ("Davi"), as its new independent accountants as of October 22, 2002. Prior to such date, the Company did not consult with Davi regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Salibello & Broder, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.      Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Salibello & Broder, LLP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WISEDRIVER.COM, INC.

By:   /s/    Joshua Berger

JOSHUA BERGER, President

Date:   November 7, 2002